Exhibit 99.1

Air Lease Corporation Announces Fiscal Year & Fourth Quarter 2017 Results

Los Angeles, California, February 22, 2018 — Air Lease Corporation (ALC) (NYSE: AL) announces financial results for the year and three months ended December 31, 2017.

•Revenues:

◦$1,516 million for the full year 2017, an increase of 6.9%

◦$398 million for the three months ended December 31, 2017, an increase of 7.6%

•Diluted earnings per share:

◦$6.82 for the full year 2017, an increase of 98.3%

◦$4.22 for the three months ended December 31, 2017, an increase of 374.2%

•Adjusted diluted earnings per share before income taxes:

◦$5.94 for the full year 2017, an increase of 4.8%

◦$1.60 for the three months ended December 31, 2017, an increase of 8.1%

•Diluted earnings per share, excluding effects of the Tax Cuts and Jobs Act ("Tax Reform Act"):

◦$3.65 for the full year 2017, an increase of 6.1%

◦$1.06 for the three months ended December 31, 2017, an increase of 19.1%

•Margin:

◦Pre-tax margin of 40.2% for the full year 2017

◦Adjusted pre-tax margin of 43.4% for the full year 2017

•Return on equity:

◦Pre-tax return on equity of 16.2% for the full year 2017

◦Adjusted pre-tax return on equity of 17.5% for the full year 2017

Highlights

•Recorded a $354 million tax benefit or $3.16 per diluted share for the quarter ended December 31, 2017, due to the remeasurement of deferred tax liabilities as a result of the Tax Reform Act.  The Tax Reform Act lowers the U.S. corporate tax rate from 35% to 21% effective January 1, 2018.  We expect that the lower U.S. corporate tax rate will help to increase our net income and accelerate our growth.

•Took delivery of our first 737 MAX and A350 aircraft from our orderbook in the fourth quarter of 2017 and have commitments to purchase 128 737 MAX aircraft and 18 A350 aircraft between 2018 and 2023.

•Ended the year with a net book value of $13.3 billion in aircraft with a weighted average age of 3.8 years and a weighted average lease term remaining of 6.8 years.

•Placed 97% of our order book on long-term leases for aircraft delivering through 2019 and 79% through 2020.

•Ended the year with $23.4 billion in committed minimum future rental payments, including $10.1 billion in contracted minimum rental payments on the aircraft in our existing fleet and $13.3 billion in minimum future rental payments related to aircraft delivering in the future.

•Issued a total of $2.2 billion of senior unsecured notes in 2017 and ended the year with liquidity of $3.2 billion and further decreased our composite cost of funds to 3.20%.

•Declared a quarterly cash dividend of $0.10 per share on our outstanding common stock for the fourth quarter of 2017.  The dividend will be paid on April 6, 2018 to holders of record of our common stock as of March 20, 2018.

“Air Lease achieved solid financial results for the fourth quarter and full year 2017. For the first time, we exceeded $15 billion in assets and $1.5 billion in total revenues. We also maintained a high level of profitability. The industry backdrop remains healthy with passenger traffic up 7.6% year over year in 2017, exceeding the 10-year average annual growth rate. These robust levels of passenger traffic further support the ongoing demand for new aircraft we have seen from our customers. Looking ahead, we believe ALC is well positioned for continued growth, further enhanced by expected ongoing benefits resulting from the Tax Cuts and Jobs Act,” said John L. Plueger, Chief Executive Officer and President.

“The ALC team should be commended for their customer focus and strong risk management principles, both of which underpin the results of the fourth quarter and full year 2017. Since inception ALC has been focused on driving shareholder value, and over the last 5 years ALC’s profits have increased more than threefold. Moving forward, we believe our valuable order book of highly in-demand, modern, fuel-efficient aircraft will service the needs of our customers, and together with our investment grade profile, will position us for continued success in the years to come,” said Steven F. Udvar-Házy, Executive Chairman of the Board.

The following table summarizes the results for the three and twelve months ended December 31, 2017 and 2016 (in thousands, except per share amounts and percentages):

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017	2016	$ change	% change	2017	2016	$ change	% change
Revenues	$398,471	$370,487	$27,984	7.6%	$1,516,380	$1,419,055	$97,325	6.9%
Income before taxes	$165,664	$149,403	$16,261	10.9%	$609,530	$580,238	$29,292	5.0%
Net income	$471,102	$96,988	$374,114	385.7%	$756,152	$374,925	$381,227	101.7%
Adjusted net income before income taxes(1)	$178,099	$162,314	$15,785	9.7%	$657,838	$622,871	$34,967	5.6%
Diluted EPS	$4.22	$0.89	$3.33	374.2%	$6.82	$3.44	$3.38	98.3%
Adjusted diluted EPS before income taxes(1)	$1.60	$1.48	$0.12	8.1%	$5.94	$5.67	$0.27	4.8%
Diluted EPS excluding Tax Reform Act(2)	$1.06	$0.89	$0.17	19.1%	$3.65	$3.44	$0.21	6.1%

(1)Adjusted net income before income taxes and adjusted diluted earnings per share before income taxes have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income before income taxes and adjusted diluted earnings per share before income taxes and a reconciliation to their most comparable GAAP financial measures.

(2)Diluted earnings per share excluding Tax Reform Act has been adjusted to exclude the impact of the Tax Reform Act, a provisional net benefit of $354.1 million, or $3.16 per diluted share and $3.17 per diluted share for the three months and year ended December 31, 2017, respectively.  The adjustment is due to the remeasurement of U.S. deferred tax liabilities at the lower enacted corporate tax rates, partially offset by other impacts of the Tax Reform Act.  See note 2 under the Consolidated Statements of Income included in this earnings release for a discussion of diluted earnings per share excluding Tax Reform Act and a reconciliation to its most comparable GAAP financial measure.

Flight Equipment Portfolio

Our fleet grew by 10.3% based on net book value of $13.3 billion as of December 31, 2017 compared to $12.0 billion as of December 31, 2016.  As of December 31, 2017, our fleet was comprised of 244 aircraft, with a weighted-average age and remaining lease term of 3.8 years and 6.8 years, respectively, and 50 managed aircraft.  We have a globally diversified customer base of 91 airlines in 55 countries.

During the quarter ended December 31, 2017, we took delivery of eight new aircraft, four incremental aircraft from the secondary market, and sold two aircraft from our operating lease portfolio.  We also received insurance proceeds relating to the insured loss of two aircraft.

Below are the key portfolio metrics of our fleet:

	December 31, 2017	December 31, 2016
Aggregate fleet net book value	$13.3 billion	$12.0 billion
Weighted-average fleet age(1)	3.8 years	3.8 years
Weighted-average remaining lease term(1)	6.8 years	6.9 years

Fleet size	244	237
Managed fleet	50	30
Order book	368	363

Current fleet contracted rentals	$10.1 billion	$9.4 billion
Committed fleet rentals	$13.3 billion	$14.4 billion
Total committed rentals	$23.4 billion	$23.8 billion

(1) Weighted-average fleet age and remaining lease term calculated based on net book value.

The following table details the region concentration of our fleet:

	December 31, 2017	December 31, 2016
Region	% of Net Book Value	% of Net Book Value
Europe	31.7%	29.5%
Asia (excluding China)	22.4%	22.7%
China	20.5%	23.0%
The Middle East and Africa	11.2%	7.8%
Central America, South America, and Mexico	7.0%	7.8%
U.S. and Canada	4.5%	5.4%
Pacific, Australia, and New Zealand	2.7%	3.8%
Total	100.0%	100.0%

The following table details the composition of our fleet by aircraft type:

	December 31, 2017		December 31, 2016
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319-100	1	0.4%	3	1.3%
Airbus A320-200	40	16.4%	44	18.6%
Airbus A320-200neo	5	2.1%	1	0.4%
Airbus A321-200	29	11.9%	31	13.1%
Airbus A321-200neo	5	2.1%	—	—%
Airbus A330-200	15	6.2%	17	7.2%
Airbus A330-300	5	2.0%	5	2.1%
Airbus A350-900	2	0.9%	—	—%
Boeing 737-700	3	1.2%	8	3.4%
Boeing 737-800	102	41.8%	95	40.1%
Boeing 737-8 MAX	2	0.8%	—	—%
Boeing 767-300ER	1	0.4%	1	0.4%
Boeing 777-200ER	1	0.4%	1	0.4%
Boeing 777-300ER	24	9.8%	22	9.3%
Boeing 787-9	8	3.3%	3	1.3%
Embraer E190	1	0.3%	6	2.4%
Total	244	100.0%	237	100.0%

Debt Financing Activities

We ended the fourth quarter of 2017 with total debt financing, net of discounts and issuance costs, of $9.7 billion, resulting in a debt to equity ratio of 2.35:1.

Our debt financing was comprised of unsecured debt of $9.3 billion and such unsecured debt represented 94.6% of our debt portfolio as of December 31, 2017 as compared to 92.4% as of December 31, 2016.  Our fixed rate debt represented 85.4% of our debt portfolio as of December 31, 2017 as compared to 83.5% as of December 31, 2016.  Our composite cost of funds decreased to 3.20% as of December 31, 2017 as compared to 3.42% as of December 31, 2016.

Our debt financing was comprised of the following at December 31, 2017 and December 31, 2016 (in thousands, except percentages):

	December 31, 2017	December 31, 2016
Unsecured
Senior notes	$8,019,871	$6,953,343
Revolving credit facility	847,000	766,000
Term financings	203,704	211,346
Convertible senior notes	199,983	199,995
Total unsecured debt financing	9,270,558	8,130,684
Secured
Term financings	484,036	619,767
Export credit financing	44,920	51,574
Total secured debt financing	528,956	671,341
Total debt financing	9,799,514	8,802,025
Less: Debt discounts and issuance costs	(100,729)	(88,151)
Debt financing, net of discounts and issuance costs	$9,698,785	$8,713,874
Selected interest rates and ratios:
Composite interest rate(1)	3.20%	3.42%
Composite interest rate on fixed rate debt(1)	3.27%	3.69%
Percentage of total debt at fixed rate	85.42%	83.48%

(1)This rate does not include the effect of upfront fees, undrawn fees or discount and issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on February 22, 2018 at 4:30 PM Eastern Time to discuss the Company's financial results for the fourth quarter of 2017.

Investors can participate in the conference call by dialing (855) 308-8321 domestic or (330) 863-3465 international. The passcode for the call is 2897358.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 7:30 PM ET on February 22, 2018 until 7:30 PM ET on February 29, 2018. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 2897358.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC's website at www.airleasecorp.com.

Contact

Investors:

Mary Liz DePalma
Assistant Vice President, Investor Relations
Email: mdepalma@airleasecorp.com

Media:

Laura Woeste
Manager, Media and Investor Relations
Email: lwoeste@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;
•	our inability to sell aircraft on favorable terms;
•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to effectively oversee our managed fleet;
•	our inability to obtain refinancing prior to the time our debt matures;
•	impaired financial condition and liquidity of our lessees;
•	deterioration of economic conditions in the commercial aviation industry generally;
•	increased maintenance, operating or other expenses or changes in the timing thereof;
•	changes in the regulatory environment;
•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and
•	the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2017, and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	December 31, 2017	December 31, 2016
	(unaudited)
Assets
Cash and cash equivalents	$292,204	$274,802
Restricted cash	16,078	16,000
Flight equipment subject to operating leases	15,100,040	13,597,530
Less accumulated depreciation	(1,819,790)	(1,555,605)
	13,280,250	12,041,925
Deposits on flight equipment purchases	1,562,776	1,290,676
Other assets	462,856	352,213
Total assets	$15,614,164	$13,975,616
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$309,182	$256,775
Debt financing, net of discounts and issuance costs	9,698,785	8,713,874
Security deposits and maintenance reserves on flight equipment leases	856,140	856,335
Rentals received in advance	104,820	99,385
Deferred tax liability	517,795	667,060
Total liabilities	$11,486,722	$10,593,429
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 103,621,629 and 102,844,477 shares at December 31, 2017 and December 31, 2016, respectively	1,036	1,010
Class B Non-Voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,260,064	2,237,866
Retained earnings	1,866,342	1,143,311
Total shareholders’ equity	$4,127,442	$3,382,187
Total liabilities and shareholders’ equity	$15,614,164	$13,975,616

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts and percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)
Revenues
Rental of flight equipment	$378,481	$353,627	$1,450,735	$1,339,002
Aircraft sales, trading and other	19,990	16,860	65,645	80,053
Total revenues	398,471	370,487	1,516,380	1,419,055

Expenses
Interest	64,326	66,389	257,917	255,259
Amortization of debt discounts and issuance costs	7,066	8,312	29,454	30,942
Interest expense	71,392	74,701	287,371	286,201

Depreciation of flight equipment	130,400	118,720	508,352	452,682
Selling, general and administrative	25,646	23,064	91,323	82,993
Stock-based compensation	5,369	4,599	19,804	16,941
Total expenses	232,807	221,084	906,850	838,817

Income before taxes	165,664	149,403	609,530	580,238
Income tax benefit / (expense)	305,438	(52,415)	146,622	(205,313)
Net income	$471,102	$96,988	$756,152	$374,925

Net income per share of Class A and Class B common stock:
Basic	$4.56	$0.94	$7.33	$3.65
Diluted	$4.22	$0.89	$6.82	$3.44
Weighted-average shares outstanding
Basic	103,401,287	102,843,867	103,189,175	102,801,161
Diluted	111,954,824	111,000,951	111,657,564	110,798,727

Other financial data
Pre-tax profit margin	41.6%	40.3%	40.2%	40.9%
Adjusted net income before income taxes(1)(3)	$178,099	$162,314	$657,838	$622,871
Adjusted margin before income taxes(1)(3)	44.7%	43.8%	43.4%	44.1%
Adjusted diluted earnings per share before income taxes(1)(3)	$1.60	$1.48	$5.94	$5.67
Diluted earnings per share excluding Tax Reform Act(2)(3)	$1.06	$0.89	$3.65	$3.44
Pre-tax return on equity (TTM)	16.2%	18.1%	16.2%	18.1%
Adjusted pre-tax return on equity (TTM)(1)(3)	17.5%	19.5%	17.5%	19.5%

(1)

Adjusted net income before income taxes (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items), adjusted margin before income taxes (defined as adjusted net income before income taxes divided by total revenues, excluding insurance recoveries), adjusted pre-tax return on equity (defined as adjusted net income before income taxes divided by average shareholders' equity) and adjusted diluted earnings per share before income taxes (defined as adjusted net income before income taxes divided by the weighted average diluted common shares outstanding) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, pre-tax profit margin, earnings per share, pre-tax return on equity, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts and percentages)

The following tables show the reconciliation of net income to adjusted net income before income taxes and adjusted margin before income taxes (in thousands, except percentages):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)
Reconciliation of net income to adjusted net income before income taxes:
Net income	$471,102	$96,988	$756,152	$374,925
Amortization of debt discounts and issuance costs	7,066	8,312	29,454	30,942
Stock-based compensation	5,369	4,599	19,804	16,941
Insurance recovery on settlement	—	—	(950)	(5,250)
Provision for income taxes	(305,438)	52,415	(146,622)	205,313
Adjusted net income before income taxes	$178,099	$162,314	$657,838	$622,871

Reconciliation of denominator of adjusted margin before income taxes:
Total revenues	$398,471	$370,487	$1,516,380	$1,419,055
Insurance recovery on settlement	—	—	(950)	(5,250)
Total revenues, excluding insurance recovery on settlement	$398,471	$370,487	$1,515,430	$1,413,805
Adjusted margin before income taxes	44.7%	43.8%	43.4%	44.1%

The following table shows the reconciliation of net income to adjusted diluted earnings per share before income taxes (in thousands, except share and per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)
Reconciliation of net income to adjusted diluted earnings per share before income taxes:
Net income	$471,102	$96,988	$756,152	$374,925
Amortization of debt discounts and issuance costs	7,066	8,312	29,454	30,942
Stock-based compensation	5,369	4,599	19,804	16,941
Insurance recovery on settlement	—	—	(950)	(5,250)
Provision for income taxes	(305,438)	52,415	(146,622)	205,313
Adjusted net income before income taxes	$178,099	$162,314	$657,838	$622,871
Assumed conversion of convertible senior notes	1,566	1,447	5,842	5,780
Adjusted net income before income taxes plus assumed conversions	$179,665	$163,761	$663,680	$628,651
Weighted-average diluted shares outstanding	111,954,824	111,000,951	111,657,564	110,798,727
Adjusted diluted earnings per share before income taxes	$1.60	$1.48	$5.94	$5.67

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts and percentages)

The following table shows the reconciliation of net income to adjusted pre-tax return on equity (in thousands, except percentages):

	Trailing Twelve Months
	December 31,
	2017	2016
	(unaudited)
Reconciliation of net income to adjusted pre-tax return on equity:
Net income	$756,152	$374,925
Amortization of debt discounts and issuance costs	29,454	30,942
Stock-based compensation	19,804	16,941
Insurance recovery on settlement	(950)	(5,250)
Provision for income taxes	(146,622)	205,313
Adjusted net income before income taxes	$657,838	$622,871

Shareholders' equity as of December 31, 2016 and 2015, respectively	$3,382,187	$3,019,912
Shareholders' equity as of December 31, 2017 and 2016, respectively	$4,127,442	$3,382,187
Average shareholders' equity	$3,754,815	$3,201,050

Adjusted pre-tax return on equity (TTM)	17.5%	19.5%

(2)

On December 22, 2017, the Tax Reform Act was signed into law.  The Tax Reform Act significantly revised the U.S. corporate income tax law by, among other things, lowering the U.S. corporate tax rate from 35% to 21%, effective January 1, 2018.  Accounting Standards Codification 740 requires that the impact of tax legislation be recognized in the period in which the law was enacted.  As a result of the Tax Reform Act, we recorded a provisional tax benefit of $354.1 million due to the remeasurement of deferred tax assets and liabilities in the year ended December 31, 2017, partially offset by other impacts of the Tax Reform Act.

The $354.1 million benefit resulting from the remeasurement of deferred tax assets and liabilities is a provisional amount and a reasonable estimate by our management of the impact of the Tax Reform Act.  Based on our initial assessment of the Tax Reform Act, we believe that the most significant impact on our financial statements is the remeasurement of deferred taxes.  We do not expect other provisions of the Tax Reform Act to have a material impact on our consolidated financial statements for the fiscal year ending December 31, 2018. Quantifying all of the impacts of the Tax Reform Act, however, requires significant judgment by our management, including the inherent complexities involved in determining the timing of reversals of our deferred tax assets and liabilities. Accordingly, we will continue to analyze the impacts of the Tax Reform Act and, if necessary, record any further adjustments to our deferred tax assets and liabilities in future periods.

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts and percentages)

The following table shows the reconciliation of net income to diluted earnings per share excluding the impact of the Tax Reform Act (in thousands, except share and per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)
Reconciliation of net income to diluted earnings per share excluding Tax Reform Act:
Net income	$471,102	$96,988	$756,152	$374,925
Impact of Tax Reform Act	(354,127)	—	(354,127)	—
Net income excluding Tax Reform Act	$116,975	$96,988	$402,025	$374,925
Assumed conversion of convertible senior notes	1,566	1,447	5,842	5,780
Net income excluding Tax Reform Act plus assumed conversions	$118,541	$98,435	$407,867	$380,705
Weighted-average diluted shares outstanding	111,954,824	111,000,951	111,657,564	110,798,727
Diluted earnings per share excluding Tax Reform Act:	$1.06	$0.89	$3.65	$3.44

(3)

Management and our board of directors use adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity, adjusted diluted earnings per share before income taxes, and diluted earnings per share excluding Tax Reform Act to assess our consolidated financial and operating performance. Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity, adjusted diluted earnings per share before income taxes, and diluted earnings per share excluding Tax Reform Act, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity, adjusted diluted earnings per share before income taxes, and diluted earnings per share excluding Tax Reform Act do not reflect our cash expenditures or changes in our cash requirements for our working capital needs.  In addition, our calculation of adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity, adjusted diluted earnings per share before income taxes, and diluted earnings per share excluding Tax Reform Act may differ from the adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity, adjusted diluted earnings per share before income taxes, diluted earnings per share excluding Tax Reform Act or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2017	2016
	(unaudited)
Operating Activities
Net income	$756,152	$374,925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	508,352	452,682
Stock-based compensation	19,804	16,941
Deferred taxes	(146,622)	205,313
Amortization of discounts and debt issuance costs	29,454	30,942
Gain on aircraft sales, trading and other activity	(55,073)	(58,880)
Changes in operating assets and liabilities:
Other assets	(108,622)	(55,728)
Accrued interest and other payables	50,832	45,983
Rentals received in advance	5,436	7,900
Net cash provided by operating activities	1,059,713	1,020,078
Investing Activities
Acquisition of flight equipment under operating lease	(1,972,009)	(1,914,093)
Payments for deposits on flight equipment purchases	(773,981)	(868,091)
Proceeds from aircraft sales, trading and other activity	779,489	988,040
Acquisition of furnishings, equipment and other assets	(177,450)	(211,372)
Net cash used in investing activities	(2,143,951)	(2,005,516)
Financing Activities
Issuance of common stock upon exercise of options	9,264	20
Cash dividends paid	(30,933)	(20,555)
Tax withholdings on stock-based compensation	(6,926)	(5,890)
Net change in unsecured revolving facilities	81,000	46,000
Proceeds from debt financings	2,183,824	2,021,966
Payments in reduction of debt financings	(1,303,499)	(1,093,910)
Net change in restricted cash	(78)	528
Debt issuance costs	(5,855)	(5,042)
Security deposits and maintenance reserve receipts	226,064	218,754
Security deposits and maintenance reserve disbursements	(51,221)	(58,306)
Net cash provided by financing activities	1,101,640	1,103,565
Net increase in cash	17,402	118,127
Cash and cash equivalents at beginning of period	274,802	156,675
Cash and cash equivalents at end of period	$292,204	$274,802
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $46,049 and $40,883 at December 31, 2017 and 2016, respectively	$301,741	$293,969
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$644,206	$873,828
Cash dividends declared, not yet paid	$10,359	$7,714